                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  JULY 28, 1998


                         Commission file number: 0-26090


                              COMPDENT CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               04-3185995
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                    (Address of principal executive offices)

                                 (770) 998-8936
              (Registrant's telephone number, including area code)

Item 5 - Other Events

     On July 28, 1998, CompDent Corporation's ("CompDent") Board of Directors approved the terms of a definitive merger agreement ("Merger Agreement") with a new company formed by Golder, Thoma, Cressey, Rauner, Inc., TA Associates, Inc. and NMS Capital Partners which will effect a re-capitalization of CompDent. Under the Merger Agreement, CompDent will be re-capitalized and each outstanding share of CompDent's common stock, other than certain shares held by management, will be converted into the right to receive $18.00 in cash, and the existing funded indebtedness of CompDent will be refinanced. Certain shares held by management will be converted into shares of the surviving corporation and management will maintain an equity interest in the surviving corporation. The press release issued by CompDent in connection with the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     The proposed transaction is subject to certain conditions including approval by stockholders of CompDent holding a majority of the outstanding shares, regulatory approval, the closing of equity and debt financing commitments and other customary closing conditions. The transaction will be funded by equity commitments of Golder, Thoma, Cressey, Rauner, Inc., TA Associates, Inc. and NMS Capital Partners. NationsBank, N.A. and NationsBridge, L.L.C. together have committed subject to certain terms and conditions, to provide the necessary debt financing for the transaction.

     Prior to the execution of the Merger Agreement, CompDent amended its Shareholder Rights Agreement (the "Rights Agreement"). This amendment (the "Rights Amendment") provides, among other things, that neither TAGTCR Acquisition, Inc. ("TAGTCR"), nor any of its affiliates or associates, shall be deemed an "Acquiring Person" (as such term is defined in the Rights Agreement), and no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) shall be deemed to occur as a result of (i) the execution and delivery of the Merger Agreement, (ii) any action taken by TAGTCR or any of its affiliates, associates, or shareholders in accordance with the provisions of the Merger Agreement, or (iii) the consummation of the Merger (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired               Not Applicable
(b)  Pro Forma Financial Information                         Not Applicable
(c)  Exhibits

      2.1 Agreement and Plan of Merger by and between CompDent Corporation, TAGTCR Acquisition, Inc., and the Guarantors dated as of July 28, 1998

      4.1 Amendment to the Shareholder Rights Agreement between CompDent Corporation, TAGTCR Acquisition, Inc., and the Guarantors described therein dated as of July 28, 1998

     99.1  Press release dated July 28, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COMPDENT CORPORATION


Date: August 12, 1998         By: /s/ Keith J. Yoder
                              -------------------------------------------
                                  Keith J. Yoder
                                  Chief Financial Officer and Treasurer
                                  (Signing as duly authorized officer and
                                  chief financial officer)